UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

I-MINERALS INC.
(Exact name of registrant as specified in its charter)

CANADA	000-55321	20-4644299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 880, 580 Hornby Street Vancouver, BC		V6E 3M4
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 303-6573

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Settlement Agreement

On December 2, 2015, I-Minerals Inc. (the “Company”) received final court approval of its settlement of the lawsuit against the Company by Idaho Industrial Minerals, LLC (“IIM”), Hoodoo Resources, LLC (“Hoodoo”), the principal of Hoodoo, Robert Lemke (“Lemke”), Brent Thomson (“Thomson”) and The Thomson Family Trust (the “Thomson Trust”) (IIM, Hoodoo, Lemke, Thomson and the Thomson Trust collectively referred to as the “Plaintiffs”) in Latah County, Idaho.

The terms of the settlement are set forth in a formal definitive settlement agreement (the “Settlement Agreement”) among the Plaintiffs, the Estate of Philip Nisbet, Allen Ball (“Ball”), the Allen Ball and Connie Ball Family Trust (the “Ball Trust”), Ball Ventures, LLC (“BV”) and BV Natural Resources, LLC (“BVNR”) (Ball, the Ball Trust, BV and BVNR collectively referred to as the “Ball Entities”) and Northwest Kaolin, Inc. (“NWK”).  In addition to the Latah County lawsuit, two additional lawsuits received court approval and dismissal: the lawsuit between the Ball Entities and the Plaintiffs filed in Ada County, Idaho; and the lawsuit between the Ball Entities and the Plaintiffs filed in Nez Perce County, Idaho.

Under the terms of the Settlement Agreement, the Company has agreed to pay to IIM the sum of USD $100,000 in exchange for a full release and dismissal with prejudice of the claims made against the Company by the Plaintiffs, as well as the acknowledgement by IIM and NWK that the Company is the sole owner of the mineral leases that make up the Company’s Helmer-Bovill property.

Also under the Settlement Agreement, BVNR, an entity controlled by Allen Ball, one of the Company’s directors and a member of IIM, has agreed to grant to IIM options to purchase certain common shares of the Company owned by BVNR.  The option grant by BVNR to IIM is separate and apart from the payment to be made by the Company to IIM, and does not affect the rights and obligations of the Company under the Settlement Agreement.  However, the Company has agreed to file a registration statement with the United States Securities and Exchange Commission for the resale of the Company’s common shares by BVNR to IIM as a result of the options.

A copy of the Company’s news release regarding the Settlement Agreement is attached as Exhibit 99.1 hereto.

Amendment Agreement to Loan Agreement

On December 1, 2015, the Company entered into amendment agreement with BV Lending, LLC (the “Lender”), an entity controlled by Allen Ball, a director of the Company, whereby the Lender has agreed to loan the Company up to an additional USD $1,000,000 (the “Additional Loan”).  The Additional Loan will be advanced to the Company in tranches over the months January through May 2016, with all of the other terms and conditions of the original loan agreement to remain in effect, including provisions for security for advances, the potential payment of interest either in cash or in common shares and the issuance of “bonus shares” and “bonus warrants” to the lender pursuant to the provisions of TSX Venture Exchange Policy 5.1.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Amendment Agreement dated December 1, 2015 among I-Minerals Inc., I-Minerals USA Inc. and BV Lending, LLC.
99.1	News Release dated December 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MINERALS INC.
Date: December 7, 2015
	By:	/s/ Thomas Conway
Thomas Conway
Chief Executive Officer and President